Exhibit 10.3



                              Summary of Bonus Plan


Tri City Bankshares Corporation and its subsidiary, Tri City National Bank offer a defined benefit annual profit sharing cash bonus program which is tied to the return on average assets of Tri City Bankshares Cororation. All officers of the corporation participate in the bonus on a pro rata basis.

Based upon the following formula the bonus is paid annually during the month of December for the 12 month period beginning December 1, and ending November 30 of each year. The bonus percentage is multiplied times the based salary of the officer for determining the dollar amount of the bonus.



                           Return on Assets                         Bonus
                           ----------------                         -----
                                1.25%                                0%
                                1.30%                                2%
                                1.35%                                4%
                                1.40%                                6%
                                1.45%                                8%
                                1.50%                                10%
                                1.55%                                11%
                                1.60%                                12%
                                1.65%                                13%
                                1.70%                                14%
                                1.75%                                15%
                                1.80%                                16%
                                1.90%                                17%
                                1.95%                                19%
                                2.00%                                20%

The bonus program is reviewed annually for appropriateness and consideration for continued participation. All officers are employed at will.